Exhibit 99.3

901 Corporate Center

Statements of Revenues and Certain Operating Expenses and Supplemental Schedules

For the Year Ended December 31, 2025 and the

Period from January 1, 2026 through April 16, 2026

GREGORY LANCE LAMB

CERTIFIED PUBLIC ACCOUNTANT

901 Corporate Center

Table of Contents

For the Year Ended December 31, 2025 and the Period from January 1, 2026 through

April 16, 2026

Page(s)

Independent Auditors’ Report	1
Statements of Revenues and Certain Operating Expenses	3
Notes to Statements of Revenues and Certain Operating Expenses	4
Schedules of Revenues	9
Schedules of Certain Operating Expenses	10

1000 S. Main Street, Grapevine, TX 76051

(956) 867-6200

gregcpalamb@gmail.com

GREGORY LANCE LAMB

CERTIFIED PUBLIC ACCOUNTANT

Independent Auditor’s Report

Audit Committee and Management

Focus Universal Inc.

901 Corporate Center Dr., Suite 404

Monterey Park, CA 91754

Opinion

We have audited the accompanying statements of revenues and certain operating expenses of 901 Corporate Center (the “Property”) for the year ended December 31, 2025 and the period from January 1, 2026 through April 16, 2026, and the related notes to the statements.

In our opinion, the accompanying statements referred to above present fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2025 and the period from January 1, 2026 through April 16, 2026 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Statements section of our report. We are required to be independent of the Property and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter Regarding Basis of Presentation

We draw attention to Note 1 to the statements, which describes their basis of presentation. The statements were prepared for inclusion in the filings of Focus Universal Inc. with the Securities and Exchange Commission pursuant to Rule 3-14 of Regulation S-X. As described in Notes 1 and 4, the statements exclude certain expenses and are not intended to be a complete presentation of the Property’s revenues and expenses. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Statements

Management is responsible for the preparation and fair presentation of the statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statements that are free from material misstatement, whether due to fraud or error.

In preparing the statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Property’s ability to continue as a going concern within one year after the date that the statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Statements

Our objectives are to obtain reasonable assurance about whether the statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists.

1000 S. Main Street, Grapevine, TX 76051

(956) 867-6200

gregcpalamb@gmail.com

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The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentation, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Property’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Report on Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the statements of revenues and certain operating expenses as a whole. The accompanying supplementary schedules of revenues and operating expenses for the year ended December 31, 2025 and the period from January 1, 2026 through April 16, 2026 are presented for purposes of additional analysis and are not a required part of the statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the statements. The information has been subjected to the auditing procedures applied in the audit of the statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the statements or to the statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, such supplementary information is fairly stated, in all material respects, in relation to the statements of revenues and certain operating expenses as a whole.

Grapevine, Texas

October 19, 2026

1000 S. Main Street, Grapevine, TX 76051

(956) 867-6200

gregcpalamb@gmail.com

2

901 Corporate Center

Statements of Revenues and Certain Operating Expenses

Year Ended December 31, 2025 and Period from January 1 through April 16, 2026

	Year ended December 31, 2025	January 1 - April 16, 2026
Revenue	$2,963,001	$871,408
Certain operating expenses	1,502,014	447,765
Revenues in excess of certain expenses	$1,460,987	$423,643

The accompanying notes are an integral part of these statements.

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901 Corporate Center

Notes to Statements of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2025 and the Period from January 1, 2026 through

April 16, 2026

1.	Description of Property and Basis of Presentation

901 Corporate Center (the “Property”) is a Class A office and commercial property located at 901 Corporate Center Drive, Monterey Park, California 91754. The Property comprises approximately 100,743 square feet of rentable office space, a four-level parking structure, and approximately 10.73 acres. During the periods presented, the Property was owned by 901 Corporate Center, LP, a California limited partnership (the “Seller”). The Property generates revenue primarily from leasing office space to governmental and commercial tenants. On April 17, 2026, Focus Universal Inc. (“Focus Universal”), through its wholly owned subsidiary, Lusher Holding LLC, completed the acquisition of the Property and the related leases from the Seller for an aggregate purchase price of approximately $17.7 million, exclusive of closing costs.

The accompanying statements present the historical revenues and certain expenses attributable to the Property under the Seller’s ownership for the year ended December 31, 2025 and the period from January 1, 2026 through April 16, 2026. The statements were prepared for inclusion in filings of Focus Universal Inc. with the Securities and Exchange Commission pursuant to Rule 3-14 of Regulation S-X. The statements have been derived from the Property’s historical accounting records and exclude the expenses described in Note 4 that are not comparable to the proposed future operations of the Property. They do not represent the consolidated operations of Focus Universal Inc. or Lusher Holding LLC, or the complete operations of 901 Corporate Center, LP. The statements do not reflect the purchaser’s acquisition accounting adjustments or financing arrangements and are not intended to present the Property’s complete results of operations or cash flows. Accordingly, the historical revenues in excess of certain expenses are not necessarily indicative of future operating results.

2.	Summary of Significant Accounting Policies

Basis of Accounting

The accompanying statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), subject to the abbreviated presentation permitted by Rule 3-14 of Regulation S-X.

Use of Estimates

The preparation of the statements requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses and the related disclosures. Significant estimates and judgments include the determination of lease terms, assessment of the collectability of lease payments, application of lease accounting provisions, including variable lease payments, and accrued property operating expenses. Actual results could differ from those estimates.

Rental Revenue

Rental revenue from operating leases is recognized on a straight-line basis over the applicable lease term when collectability of substantially all lease payments is probable. Fixed contractual rental increases and rent abatements are included in determining straight-line rental revenue, and differences between revenue recognized and amounts contractually due are reflected as accrued or deferred rental revenue in the underlying accounting records. The lease term includes the noncancelable contractual period and renewal or termination option periods required to be included under the applicable lease accounting guidance.

Lease payments that vary based on an index or rate are initially determined using the index or rate in effect at lease commencement. Subsequent changes in those payments resulting from changes in the applicable index or rate are recognized as variable lease income in the periods in which they occur. Lease modifications and concessions are evaluated based on their contractual terms and accounted for under the applicable lease accounting guidance.

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Lease and Nonlease Components

The Property has elected the practical expedient available to lessors under ASC 842 not to separate qualifying nonlease components from the associated lease components when the timing and pattern of transfer are the same and the lease component would otherwise be classified as an operating lease. The combined components are accounted for as operating leases because the lease components are predominant.

Certain leases require tenants to reimburse the Property for specified operating costs, including property taxes, insurance, utilities, repairs and maintenance, and other property operating expenses. Fixed consideration associated with combined components is recognized on a straight-line basis over the applicable lease term. Variable operating expense reimbursements and other variable payments are recognized as lease income in the periods in which the changes in facts and circumstances giving rise to the payments occur. Nonlease components that do not qualify for the practical expedient are accounted for separately under the applicable accounting guidance.

Collectability

Management evaluates the collectability of lease payments based on tenant payment history, financial condition, disputes, and other available information. When collectability of substantially all lease payments is no longer probable, lease income is limited in accordance with the applicable operating lease guidance, and previously recognized amounts are adjusted as necessary.

Lease Arrangement

The Property is the lessee under an operating lease agreement for solar energy equipment and related carports located at the Property. Operating lease expense is recognized on a straight-line basis over the lease term, while variable lease costs not included in the measurement of the lease obligation are recognized as incurred. Because the accompanying statements do not include a balance sheet, the related right-of-use asset and lease liability are not presented.

Certain Expenses

Certain expenses include costs attributable to operating the property, including property taxes, insurance, utilities, repairs and maintenance, property management, and other property operating costs, as applicable. Expenses are recognized in the periods incurred, and payments relating to more than one reporting period are allocated to the periods benefited. Expenditures that qualify for capitalization and the related depreciation and amortization are excluded from certain expenses.

Property Taxes

Property taxes and related assessments are recognized ratably over the fiscal periods for which they are levied. Property tax payments and prorations relating to more than one reporting period are allocated to the applicable periods.

Recently Issued Accounting Pronouncements

Management has evaluated accounting standards issued by the Financial Accounting Standards Board (“FASB”) and other standard-setting bodies that have not yet become effective to determine their potential effect on the Property’s historical statements of revenues and certain operating expenses and related disclosures. Because the accompanying statements present the Property’s historical revenues and certain expenses only through April 16, 2026, and do not include a balance sheet, statements of equity, or complete statements of cash flows, certain recently issued accounting pronouncements are not applicable to this abbreviated presentation. Management has evaluated accounting pronouncements issued but not yet effective as of the date these statements were issued and does not expect their adoption to have a material effect on the accompanying statements or related disclosures.

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3.	Rental Revenue and Leasing Arrangements

The Property is leased to governmental and commercial tenants under operating lease agreements with varying expiration dates. Certain leases provide for fixed rental increases, rental abatements, renewal options, early termination provisions, and reimbursements of specified property operating costs. Certain government leases may also include cancellation, funding, appropriation, or termination provisions. The Property was approximately 99.2% occupied as of the acquisition date.

The Property accounts for qualifying lease and nonlease components as a single operating lease component under the practical expedient described in Note 2. Accordingly, qualifying tenant reimbursements and property service components are included in lease income. Fixed payments are recognized on a straight-line basis over the applicable lease term, while operating expense reimbursements, index-based adjustments, and other variable payments are recognized as variable lease income in the periods in which they occur.

The accompanying statements include rental and other revenues attributable to the Property’s operations. Other income of $59,608 recorded in the Seller’s historical accounting records during 2025 was excluded from the accompanying statements because management identified it as unrelated to the Property’s operations.

Rental and other property revenues consisted of the following:

	Year ended December 31, 2025	January 1 through April 16, 2026
Operating lease income - fixed payments	$2,912,590	$860,980
Variable lease income - operating expense reimbursements, index-based adjustments, and other variable payments	42,911	8,133
Other property revenue	7,500	2,295
Total revenues	$2,963,001	$871,408

Future undiscounted rental payments under noncancelable operating leases as of December 31, 2025 were as follows:

Period	Amount
2026	$2,991,731
2027	2,486,186
2028	879,975
2029	760,569
2030	737,422
Thereafter	2,104,062
Total	$9,959,945

The future rental payment schedule reflects contractual fixed payments, including applicable fixed rental increases and abatements, and excludes variable operating expense reimbursements, subsequent changes in index-based payments, and other variable lease income. Renewal and termination options are reflected only when required to be included in the lease terms under the applicable lease accounting guidance.

4.	Excluded Expenses

The accompanying statements exclude depreciation and amortization, historical mortgage interest, and related financing costs. Depreciation and amortization have been excluded because the purchaser’s depreciable basis and related charges will differ from those reflected in the historical records, while historical mortgage interest and related financing costs have been excluded because they relate to the Seller’s financing arrangements and are not comparable to the purchaser’s financing arrangements. No provision for income taxes has been included in the accompanying statements, as the Seller was organized as a pass-through entity for income tax purposes and income taxes attributable to its owners do not represent expenses directly attributable to the Property’s operations. Historical compensation for management-level services attributable to the Property’s operations has been included in certain operating expenses, as described in Note 5. No estimated replacement compensation or other hypothetical costs associated with the purchaser’s future operations have been included. Because of these exclusions, revenues in excess of certain expenses do not represent net income or operating cash flow and are not necessarily indicative of future operating results.

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5.	Concentrations and Related-Party Transactions

The Property’s operations are concentrated in a single commercial real estate location in Monterey Park, California, and its revenues are dependent upon tenant occupancy, tenants’ ability to meet their obligations, governmental funding and lease renewal decisions where applicable, and economic conditions affecting the local office rental market. Tenants that individually accounted for 10% or more of total rental revenue recognized during the respective periods were as follows:

Tenant	Percentage of total rental revenue - 2025	Percentage of total rental revenue - 2026 period
Tenant A	36.6%	36.6%
Tenant B	24.3%	23.9%

None of the Property’s tenants were related parties during the periods presented, and no related-party rental revenue was included in the accompanying statements. During the historical reporting periods, the Seller incurred compensation for management-level services totaling $52,060 for the year ended December 31, 2025 and $44,038 for the period from January 1, 2026 through April 16, 2026. These amounts were historically recorded as administrative payroll and have been included in other operating and administrative expenses in the accompanying statements of revenues and certain operating expenses.

6.	Commitments and Contingencies

Certain leases require the landlord to provide tenant-improvement allowances or complete specified landlord improvements. At the April 17, 2026 acquisition date, approximately $234,000 of unused tenant-improvement allowances remained outstanding, for which the purchaser received a corresponding credit at closing. The purchaser also assumed obligations relating to tenant security deposits totaling approximately $63,000.

On April 18, 2022, the Seller entered into a 75-month agreement to lease solar energy equipment and related carports located at the Property for fixed monthly payments of approximately $5,500. The agreement provides the Property with the entire energy output of the equipment, requires the Property to maintain and operate the equipment and carports, and includes an option to purchase the equipment and carports at fair market value upon expiration of the lease term. The agreement was required to be assigned to any purchaser of the Property, and the remaining obligations were assumed by the purchaser in connection with the acquisition. Operating lease expense under the agreement is included in certain operating expenses in the accompanying statements.

Future undiscounted fixed payments under the solar equipment lease as of December 31, 2025 were as follows:

Year ending December 31	Amount
2026	$66,196
2027	66,196
2028	33,098
Total	$165,490

7.	Cash Flow Information

The accompanying statements are prepared on the accrual basis of accounting and exclude the expenses described in Note 4. Accordingly, revenues in excess of certain expenses do not represent net cash provided by operating activities.

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Operating activities

Available historical tenant receipt information was derived from the Property’s management-maintained tenant ledgers. For the year ended December 31, 2025, recorded payments were as follows:

Description	Amount
Payments recorded in the tenant ledgers	$3,207,540
Less: identified security deposit receipt	(8,341)
Recorded tenant payments excluding the identified security deposit receipt	$3,199,199

Recorded tenant payments exceeded revenues recognized in the accompanying statements by approximately $236,000 for the year ended December 31, 2025. The difference was principally attributable to collections of prior-period receivables, advance rental payments, and differences between contractual rental payments and rental revenue recognized on a straight-line basis under ASC 842, including the effects of contractual rent increases and rent abatements. Accordingly, recorded tenant payments are not directly comparable to revenues recognized in the accompanying statements. Complete historical tenant cash receipt information for the period from January 1 through April 16, 2026 was not available in a form sufficient to determine total collections reliably. Accordingly, a corresponding cash receipt amount has not been presented for that period. Property operating activities also involved payments for taxes, utilities, insurance, property management, cleaning, maintenance, and other operating costs, which have not been presented as cash disbursements.

Investing and financing activities

Investing activities included expenditures for capital improvements and tenant improvements, while financing activities principally related to the Seller’s historical financing arrangements and owner transactions. Cash flows attributable to these activities were not separately determinable from the available Property-level records and therefore have not been quantified. The foregoing information reflects the historical cash flow information available for the Property and does not constitute a complete presentation of operating, investing, or financing cash flows.

8.	Subsequent Events

Management evaluated subsequent events through October 19, 2026, the date the statements were available to be issued. On April 17, 2026, Lusher Holding LLC, a wholly owned subsidiary of Focus Universal Inc., acquired the Property and the related leases from the Seller for approximately $17.7 million, exclusive of closing costs. The acquisition occurred after the historical reporting cutoff, and the purchaser’s operations, acquisition accounting adjustments, and financing arrangements are not reflected in the accompanying statements. No other subsequent events requiring recognition or disclosure were identified through the evaluation date.

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Schedules of Revenues

Year Ended December 31, 2025 and Period from January 1 through April 16, 2026

	Year ended December 31, 2025	% of revenue	January 1 - April 16, 2026	% of revenue
Revenue:
Leasing income	2,912,590	98.30%	860,980	98.80%
CPI-based rental adjustments	29,472	0.99%	4,176	0.48%
CAM reimbursements	13,439	0.45%	3,957	0.45%
Parking income	7,200	0.24%	2,120	0.24%
Other	300	0.01%	175	0.02%
	2,963,001	100.00%	871,408	100.00%

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Schedules of Certain Operating Expenses

Year Ended December 31, 2025 and Period from January 1 through April 16, 2026

	Year ended December 31, 2025	% of revenue	January 1 - April 16, 2026	% of revenue
Operating expenses:
Real estate taxes	371,703	12.54%	110,997	12.74%
Business taxes	3,200	0.11%	3,200	0.37%
Licenses and permits	2,058	0.07%	8	0.00%
Utilities	331,227	11.18%	85,543	9.82%
Cleaning contracts	175,337	5.92%	53,247	6.11%
Dayporter services	75,948	2.56%	22,546	2.59%
Insurance	71,993	2.43%	16,610	1.91%
Security	104,770	3.54%	31,402	3.60%
Property management fees	98,021	3.31%	27,539	3.16%
Professional fees	31,605	1.07%	1,671	0.19%
Other operating and administrative expenses	236,152	7.97%	95,002	10.90%
	1,502,014	50.69%	447,765	51.38%

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